UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant [X]

Filed by a party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material under §240.14a-12

J.W. Mays, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

[X]	No fee required
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J.W. MAYS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held November 26, 2024

October 28, 2024

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of J.W. Mays, Inc. (the “Company”) on Tuesday, November 26, 2024 at 10:00 A.M., New York time, at the offices of the Company, 9 Bond Street, Brooklyn, New York. The purpose of the meeting will be to:

1.	Elect seven directors to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified. The Board has nominated Jennifer L. Caruso, Robert L. Ecker, Mark S. Greenblatt, Steven Gurney-Goldman, Melinda L. Koster, Dean L. Ryder, and Lloyd J. Shulman, all are current directors;
2.	Fix the number of directors to be elected at seven;
3.	Ratify the appointment of Prager Metis CPAs, LLC, the independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending July 31, 2025. Prager Metis CPAs, LLC served in this same capacity for the fiscal year ended July 31, 2024;
4.	Adoption on an advisory basis, of a resolution approving the compensation of our named executive officers as disclosed in our proxy statement pursuant to Item 401 of Regulation S-K;
5.	Adoption, on an advisory basis, of a proposal on the frequency of future executive compensation advisory votes; and
6.	Transact such other business as may properly come before the meeting and any adjournment thereof. Please note that we are not aware of any such business.

The Board of Directors has fixed the close of business October 11, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the 2024 Annual Meeting of Shareholders or any adjournment thereof.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, REGARDLESS OF THE NUMBER YOU MAY HOLD. PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE SELF-ADDRESSED ENVELOPE ENCLOSED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL NOT PREVENT YOU FROM VOTING YOUR SHARES IN PERSON IF YOU ARE PRESENT.

By order of the Board of Directors,

Salvatore Cappuzzo
Secretary

J.W. MAYS, INC.
9 Bond Street
Brooklyn, New York 11201

PROXY STATEMENT

THE PROXY AND THE SOLICITATION

This Proxy Statement and accompanying form of proxy are first being sent to shareholders commencing on or about October 28, 2024. The enclosed form of proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held November 26, 2024 (including any adjournment). You may revoke your proxy and claim your right to vote up to and including the meeting by written notice given to the Secretary of the Company. Proxies in the accompanying form which are properly executed by shareholders, duly returned to the Company or its agent, and not revoked, will be voted in the manner specified thereon.

OUTSTANDING VOTING STOCK

Each of the 2,015,780 outstanding shares of common stock, par value $1 per share (the only class of voting security), of the Company (net of 162,517 shares held as treasury stock, which shares cannot be voted) held of record on October 11, 2024, is entitled to one vote on each of the matters to be acted upon at the meeting or any adjournment thereof.

How do you vote?

You may vote in person at the Annual Meeting of Shareholders or by executing and returning a proxy card. Once you authorize a proxy, you may revoke that proxy by (1) executing and submitting a later-dated proxy card, (2) sending a written revocation of proxy to our Secretary at our office at 9 Bond Street, Brooklyn, New York 11201, or (3) attending the Annual Meeting of Shareholders and voting in person. Attending the Annual Meeting of Shareholders without submitting a new proxy or voting in person will not automatically revoke your prior authorization of your proxy. To be effective, later-dated proxy cards or written revocations of proxies must be received by us by 11:59 p.m., New York City time, on Monday, November 25, 2024.

If you hold your shares of common stock in “street name” (that is, through a bank, broker or other nominee), your nominee will not vote your shares unless you provide instructions to your nominee on how to vote your shares. You should instruct your nominee how to vote your shares by following the directions provided by your nominee.

We will pay the cost of soliciting proxies. We have hired American Stock Transfer & Trust Company, LLC to solicit proxies. In addition to solicitation by mail, by telephone and by e-mail or the internet, arrangements may be made with brokerage houses and other custodians, nominees and the fiduciaries to send proxies and proxy materials to their principals, and we may reimburse them for their expenses in so doing. If you hold shares in “street name”, you will receive instructions from your nominee, which you must follow in order to have your proxy authorized or you may contact your nominee directly to request these instructions.

Who is entitled to vote?

Only shareholders of record as of the close of business on October 11, 2024 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders. We refer to this date as the “record date”. On that date, 2,015,780 shares of common stock, par value $1 per share, were outstanding. Holders of shares of common stock as of the record date are entitled to one vote per share on each matter properly presented at the Annual Meeting of Shareholders.

How do you attend the meeting in person?

If you would like to attend the Annual Meeting of Shareholders in person, to be admitted you will need to bring acceptable evidence of ownership of your shares of common stock as of the close of business on the record date. If you hold shares of common stock in street name and wish to vote in person at the Annual Meeting of Shareholders, you will need to contact your bank, broker or other nominee and obtain a proxy from your nominee and bring it to the Annual Meeting.

How will your votes be counted?

The holders of a majority of the outstanding shares of common stock as of the close of business on the record date, present in person or by proxy and entitled to vote, will constitute a quorum for the transaction of business at the Annual Meeting of Shareholders. Any proxy, properly executed and submitted, will be voted as directed and, if no direction is given, will be voted as recommended by the Board of Directors in this Proxy Statement and in the discretion of the proxy holder on any other matter that may properly come before the meeting. A broker non-vote and any proxy marked “withhold authority” or an abstention, as applicable, will count for the purposes of determining a quorum, but will have no effect on the result of the vote on the election of directors, or the ratification of the appointment of our independent registered public accounting firm.

The election of each of our nominees for director requires a plurality of the votes cast at the Annual Meeting of Shareholders. The ratification of the appointment of Prager Metis CPAs, LLC as our independent registered public accounting firm, the proposal to adopt, on an advisory basis, the compensation of our named executive officers, and the proposal to adopt, on an advisory basis, the frequency of future executive compensation advisory votes each requires a majority of the votes cast, and the proposal to fix the number of directors to be elected at seven requires a majority of the outstanding shares of common stock represented at the Annual Meeting of Shareholders in person or by proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The address for each director and named executive officer and persons hereinafter mentioned is c/o J.W. Mays, Inc., 9 Bond Street, Brooklyn, New York 11201. The information below is given as of September 3, 2024.

To the best of the Company’s knowledge, the following persons were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the outstanding common stock of the Company, as of September 3, 2024.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc. as of September 3, 2024		Percent of Class
Weinstein Enterprises, Inc.		(1)	(1)
961 Route 52 Carmel, New York 10512
Subsidiaries of Weinstein Enterprises, Inc.:
Gailoyd Enterprises Corp.	709,003	(1)	35.17%
961 Route 52 Carmel, New York 10512
Celwyn Company, Inc.	240,211	(1)	11.92%
961 Route 52 Carmel, New York 10512
Total	949,214		47.09%

(Footnotes on pages 3, 4 and 5)

Name of Beneficial Owner	Through Weinstein Enterprises	Direct	Total	Percent of Class
Lloyd J. Shulman(2)(3)(4)	487,516.31	46,098.00	533,614.31	26.47%
Gail S. Koster(4)(b)(2)	133,744.25	—	133,744.25	6.64%
Lloyd J. Shulman as Trustee FBO Gail S. Koster under the will of the late Celia Weinstein(4)(c)	55,149.33	—	55,149.33	2.74%
Melinda L. Koster(4)(b)(1)	—	9,285.00	9,285.00	0.46%
Lloyd J. Shulman as Trustee FBO Gail S. Koster under the will of the late Sylvia W. Shulman(4)(d)-(e)	210,345.82	—	210,345.82	10.43%
Lloyd J. Shulman as Trustee FBO Melinda L. Koster under the will of the late Sylvia W. Shulman(4)(f)	—	42,201.00	42,201.00	2.09%
J. Weinstein Foundation, Inc.(5)	—	123,068.00	123,068.00	6.11%
Sub-total	886,755.71	220,652.00	1,107,407.71	54.94%
Lloyd J. Shulman and Gail S. Koster as Co-Trustees FBO Linda B. Felmus Jessogne(6)(a)	38,443.17	—	38,443.17	1.91%
Lloyd J. Shulman as Trustee FBO Linda B. Felmus Jessogne(6)(b)	24,015.12	—	24,015.12	1.19%
Total	949,214	220,652.00	1,169,866.00	58.04%

(1)	Weinstein Enterprises, Inc., a Delaware corporation (“Enterprises”), is the beneficial owner of 949,214 shares (47.09%) of the outstanding common stock of the Company through its two wholly-owned subsidiaries: (i) Gailoyd Enterprises Corp., a Delaware corporation (“Gailoyd”), which directly owns 709.003 shares (35.17%) of the outstanding common stock of the Company and (ii) Celwyn Company, Inc., a Delaware corporation (“Celwyn”), which directly owns 240,211 shares (11.92%) of the outstanding common stock of the Company.
(2)	Lloyd J. Shulman is the direct beneficial owner of 46,098 shares of the outstanding common stock of the Company.
(3)	Lloyd J. Shulman is the beneficial owner of 487,516.31 shares of the outstanding common stock of the Company through his beneficial ownership of shares of Enterprises as follows: (i) through his continued beneficial ownership of 964.375 shares (24.30%) of Enterprises; (ii) through his beneficial ownership through the trust for the benefit of Mr. Shulman pursuant to the will of the late Celia Weinstein of 270.675 shares (6.82%) of Enterprises; and (iii) 803 shares (20.24%) of Enterprises as to which Mr. Shulman became the beneficial owner pursuant to the will of Sylvia W. Shulman.
(4)	The Shulman family beneficially owns 984,339.71 shares (48.83%) of the outstanding common stock of the Company both directly and through Enterprises.

(Footnotes 4, 5 and 6 continued on pages 4 and 5)

This total includes:

		Numbers of Shares	Percent of Class
(a)	Lloyd J. Shulman beneficially owns:
	1. Directly	46,098.00	2.29%
	2. Through his beneficial ownership of 2,038.05 shares (51.37%) of Enterprises	487,516.31	24.18%
(b)	1. Melinda L. Koster - Directly	9,285.00	0.46%
	2. Gail S. Koster (daughter of the late Sylvia W. Shulman and the late Max L. Shulman, former chairman of the Board) through the beneficial ownership of 559.125 shares (14.09%) of Enterprises	133,744.25	6.63%
(c)	Lloyd J. Shulman as Trustee of the trust for the benefit of Gail S. Koster pursuant to the will of the late Celia Weinstein through the beneficial ownership of 230.575 shares (5.81%) of Enterprises (Mr. Shulman disclaims beneficial ownership of these shares)	55,149.33	2.74%
(d)	Lloyd J. Shulman as Trustee of the trust under the will of the late Sylvia W. Shulman for the benefit of Gail S. Koster (Mr. Shulman disclaims beneficial ownership of these shares):
	1. Through the beneficial ownership of 76.50 shares (1.93%) of Enterprises	18,321.12	0.91%
(e)	Lloyd J. Shulman as a Trustee of the Sylvia W. Shulman Trust for the benefit of Gail S. Koster (Mr. Shulman disclaims beneficial ownership of these shares):
	1. Through the beneficial ownership of 803 shares (20.24%) of Enterprises	192,024.70	9.53%
(f)	Lloyd J. Shulman as Trustee of the trust under the will of the late Sylvia W. Shulman for the benefit of Melinda L. Koster (Mr. Shulman disclaims beneficial ownership of these shares)	42,201.00	2.09%
	Total	984,339.71	48.83%
(5)	J. Weinstein Foundation, Inc. directly owns 123,068 shares (6.11%) of the outstanding common stock of the Company. Lloyd J. Shulman, as an officer and director of J. Weinstein Foundation, Inc., has voting power as to these shares and consequently may be deemed to be the beneficial owner thereof, although the table set forth above does not include such shares as beneficially owned by him and he disclaims beneficial ownership of such shares.
(6)	Linda B. Felmus Jessogne is the beneficial owner of 62,458.29 shares (3.10%) of the outstanding common stock of the Company through two separate income trusts. This total includes:
(a)	Lloyd J. Shulman and Gail S. Koster as Co-Trustees of the trust for Linda B. Felmus Jessogne under the will of the late Florence W. Felmus beneficially own 38,443.17 shares (1.91%) of the outstanding common stock of the Company through the beneficial ownership of 160.60 shares (4.05%) of Enterprises. Mr. Shulman and Ms. Koster disclaim beneficial ownership of such shares.

(Footnote 6 continued on Page 5)

(b)	Lloyd J. Shulman as Trustee of the trust for the benefit of Linda B. Felmus Jessogne under the will of the late Celia Weinstein beneficially owns 24,015.12 shares (1.19%) of the outstanding common stock of the Company through the beneficial ownership of 100.25 shares (2.53%) of Enterprises. Mr. Shulman disclaims beneficial ownership of such shares.

To the best of the Company’s knowledge, the directors, nominees, directors and executive officers as a group, and named executive officers of the Company beneficially owned the following amounts of outstanding common stock of the Company as of September 3, 2024:

	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc.	Percent of Class
Jennifer L. Caruso	—	0%
Robert L. Ecker	—	0%
Mark S. Greenblatt	202	0.01%
Steven Gurney-Goldman	—	0%
Melinda L. Koster(1)	51,486	2.56%
Ward N. Lyke	1,121	0.05%
Dean L. Ryder	—	0%
Lloyd J. Shulman(2)	656,682.31	32.58%
George Silva	2	—%
All directors and executive officers of the Company as a group(1) (2)	709,493.31	35.20%

(1)	This total includes 42,201 shares (2.09%) held by a trust for the benefit of Melinda L. Koster. Melinda L. Koster does not have any voting or investment control over such securities, and disclaims beneficial ownership in such securities.
(2)	This total includes 533,614.31 shares (26.47%) derived from Lloyd J. Shulman beneficial holdings, excluding those of Gail S. Koster directly and through her beneficial ownership in Enterprises; Melinda L. Koster; Lloyd J. Shulman as Trustee FBO Gail S. Koster; and Lloyd J. Shulman and Gail S. Koster FBO Melinda L. Koster; and also includes 123,068 shares (6.11%) of the outstanding common stock of the Company owned directly by J. Weinstein Foundation, Inc. Moreover, the director of the Company who is also a director of Enterprises, Lloyd J. Shulman, may, because of his power to vote his shares in Enterprises, be considered to be the beneficial owner of the 949,214 shares (47.09%) of the outstanding common stock of the Company held by Enterprises.

OTHER PRINCIPAL NON-AFFILIATED HOLDERS OF COMMON STOCK

To the best of the Company’s knowledge, the following “persons” were the beneficial owners or were part of a group which was the beneficial owner of more than 5% of the Company’s outstanding common stock, other than those set forth above, as of September 3, 2024:

	Amount and Nature of Beneficial Ownership in J.W. Mays, Inc.		Percent of Class
Lillian Goldman Marital Trust.	271,200	(1)	13.45%
c/o Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017

Estate of Lillian Goldman.	182,800	(2)	9.07%
640 Fifth Avenue New York, New York 10019

(1)	The number of shares shown above has been obtained from Amendment No. 11 to Schedule 13D, the most recent amendment which was dated April 25, 2017, as filed with the U.S. Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman and Louisa Little as trustees of the Lillian Goldman Marital Trust.
(2)	The number of shares shown above has been obtained from Amendment No. 11 to Schedule 13D, the most recent amendment which was dated April 25, 2017, as filed with the U.S. Securities and Exchange Commission on behalf of each of Jane H. Goldman, Allan H. Goldman, Amy P. Goldman and Diane Goldman Kemper as Co-Executors of the Estate of Lillian Goldman.

CORPORATE GOVERNANCE

All of the nominees are presently directors of the Company. The seven nominees will be elected to hold office for the ensuing year or until their respective successors are elected and qualified. Of the seven nominees, Robert L. Ecker, Steven Gurney-Goldman, Melinda L. Koster, and Dean L. Ryder are independent as defined in the U.S. Securities and Exchange Commission (“SEC”) rules and regulations (including those contained in the Sarbanes-Oxley Act of 2002) and Nasdaq listing standards. In making such determinations, there were no transactions, relationships or arrangements not disclosed in our SEC filings to be considered by the Board of Directors in determining whether the director was independent.

BOARD LEADERSHIP STRUCTURE AND RISK OVERSIGHT

Board Leadership Structure

The current Board Chairman, Lloyd J. Shulman, is also the current President and Chief Executive Officer of the Company. The Company believes that the Company’s current model of the combined Chairman/Chief Executive Officer role is the appropriate leadership structure for the Company at this time. The combined Chairman/Chief Executive Officer model is a leadership model that has served our shareholders well since the inception of the Company.

The Company believes the combined Chairman/Chief Executive Officer position has certain advantages over other board leadership structures, such as having a non-executive Chairman of the Board of Directors. The Company’s present structure continues to best meet its current needs, including:

•	Efficient communication between management and the Board of Directors;
•	Clarity for the Company’s shareholders on corporate leadership and accountability; and
•	The Chairman of the Board possessing the best knowledge of the Company’s strategy, operations and financial condition.

Risk Oversight

A fundamental tenet of the Company’s risk management process is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The entire Board of Directors’ involvement in helping to set the Company’s business strategy is an important aspect of its assessment of management’s tolerance for risk and its determination of the appropriate level of risk for the Company. The Board of Directors oversees investment risk facing the Company by reviewing monthly reports from management of the Company’s investments, and at quarterly meetings or more frequently, if needed, of the Company’s real estate matters. While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk by providing oversight of the quality and integrity of the Company’s financial reporting and internal controls (including working with the Company’s independent auditors), as well as the Company’s compliance with legal and regulatory requirements. The Company’s Compensation Committee reviews the Company’s compensation policies and practices to help ensure there is a closer relationship between compensation levels, on the one hand, and corporate performance and return to shareholders, on the other hand. The Compensation Committee and the full board have reviewed our compensation program and have concluded that it does not encourage excessive risk-taking.

With respect to the Company’s compensation plans and programs, the Compensation Committee structures such plans and programs to balance risk and reward, while mitigating the incentive for excessive risk-taking by the Company’s executive officers and employees. The Compensation Committee has concluded that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Company has a Compensation Committee Charter and a Code of Business Conduct which are posted on its website at: www.jwmays.com. The Company’s Code of Business Conduct applies to all employees.

MINIMUM QUALIFICATIONS

The Governance and Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First, a candidate must meet the eligibility requirements set forth in the Company’s By-Laws. A candidate also must meet independence requirements, if an independent board member is to be appointed, contained in various rules and regulations, including the Sarbanes- Oxley Act of 2002, Nasdaq listing standards and FINRA.

The Governance and Nominating Committee will consider the following criteria in selecting nominees for initial election or appointment to the Board: financial, regulatory and business experience; integrity, honesty and reputation; dedication to the Company and its shareholders; independence; and any other factors the Governance and Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations. In its consideration of diversity, the Governance and Nominating Committee seeks to create a Board with a diverse set of skills and experience with respect to management and leadership, vision and strategy, accounting and finance, investing funds, banking, business operations and judgment, and real estate industry knowledge.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Governance and Nominating Committee will consider and review an existing director’s attendance at Board of Directors and committee meetings and performance; length of service on the Board of Directors; the experience, skills and contributions that the existing director brings to the Board of Directors; and independence.

DIRECTOR NOMINATION PROCESS

The process that the Governance and Nominating Committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

For purposes of identifying nominees for the Board of Directors, the Governance and Nominating Committee relies on personal contacts of, and business dealings with, the committee members and other members of the Board of Directors. The Governance and Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth below.

In evaluating potential nominees, the Governance and Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, those on the Governance and Nominating Committee will review the individual’s background and will meet the candidate prior to nomination.

Proposal to Fix the Number of Directors at Seven

Directors are to be elected to serve until the next Annual Meeting of Shareholders and until the election and qualification of their respective successors. The By-Laws provide that, prior to the election of directors at each Annual Meeting of Shareholders, the number of directors to be elected at such meeting for the ensuing year shall be fixed by the shareholders by a majority vote of the shares represented at the meeting in person or by proxy within the limits fixed by the Certificate of Incorporation which provides for a minimum of three and a maximum of eleven. The Board of Directors recommends the election of seven directors and, except as discussed below, all proxies received pursuant to this solicitation will be voted for that number of directors. The affirmative vote of a majority of the shares represented in person or by proxy is required to fix the number of directors at seven.

Information Concerning Nominees for Election as Directors

It is intended that proxies received pursuant to this solicitation will be voted for the election of the following nominees, unless for any reason any such nominee shall not be available for election, in which event the proxies will be voted in favor of the remainder of those nominated, and may be voted for substitute nominees in place of those who are not candidates or to reduce (but not below three) the number of directors to be elected. Each of the nominees has consented to serve as a director, if elected, and it is contemplated that all of the nominees will be available for election as directors. There has not been any candidates for directors put forth by shareholders.

The following information is given as of September 3, 2024 with respect to each nominee for election as a director. Such information has been furnished by the nominees. The information shows their respective ages, the positions and offices held with the Company, the period served as a director, their relevant business experience, including their principal occupations and employment during that period, and other directorships in public companies. None of the directors is a director of another public company.

Jennifer L. Caruso, 42

Ms. Caruso was elected as a director of the Company on March 15, 2022. She has been appointed to the Investment Advisory Committee of the Board. Ms. Caruso is a practicing attorney and has been a member of the law firm Michael V. Caruso, P.C. since 2018. Her cumulative experience also includes over a decade of providing legal counsel and advice to various organizations and small businesses. She assisted management of several companies with corporate organization and leadership, management and oversight of business matters and corporate sale transactions. As a volunteer, she was active in coordinating campaign operations such as fundraising, advertising, and support for a local judicial committee’s successful election efforts. Jennifer graduated from Pace University School of Law in May 2008 with a Juris Doctor. She is a member of the New York and Connecticut Bars.

Robert L. Ecker, 67

Mr. Ecker was elected as a director of the Company in November, 2011. He serves as a member of the Audit Committee, the Investment Advisory Committee, the Compensation Committee and the Governance and Nominating Committee of the Board. Mr. Ecker is admitted to the New York and New Jersey Bars and was formerly licensed as a Certified Public Accountant. Additionally, he holds a Masters of Law in Taxation (L.L.M.). Mr. Ecker has practiced law for over thirty-five years and has extensive experience in business, tax and real estate matters and is a founding partner in the law firm of Ecker, Ecker & Associates, LLP, located in Armonk, New York. Mr. Ecker is a former member of the Board of Directors of the New York State Society of Certified Public Accountants and the Estate Planning Council, Westchester County, as well as a past President of the Westchester Chapter of the New York State Society of Certified Public Accountants.

Mark S. Greenblatt, 70

Mr. Greenblatt was elected as a director of the Company in August, 2003. Pursuant to the Consulting Agreement, dated as of January 1, 2024, between Mr. Greenblatt and the Company, Mr. Greenblatt consults with officers and other representatives of the Company, as needed. Mr. Greenblatt is licensed as a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and worked for the Company for over forty-six years. Mr. Greenblatt was the Vice President, Chief Financial Officer and Treasurer of the Company from August, 2003 until his retirement on December 31, 2023; prior to that from August, 2000 to August, 2003, he served as a Vice President and Assistant Treasurer of the Company; and from November, 1987 to August, 2000, he served as the Assistant Treasurer of the Company. Mr. Greenblatt is also a Trustee of the J. W. Mays, Inc. Retirement Plan and Trust. Mr. Greenblatt has extensive prior experience in the business operations of the Company from a financial, accounting, real estate and operations prospective.

Steven Gurney-Goldman, 33

Mr. Gurney-Goldman was elected as a director of the Company on March 29, 2017. He has been appointed to the Audit Committee and the Investment Advisory Committee of the Board. Mr. Gurney-Goldman worked at Solil Management, LLC from 2013-2020 focusing on property management, retail leasing, real estate finance and acquisitions, and project development. Since 2022, Steven is also a board member of Sol Goldman Investments, an affiliate of Solil Management, LLC. After completing his MBA at the Wharton School of Business, Steven now works as a Partner at Arena Capital LLC, a real estate private equity company specializing in acquiring multi-family and mixed-use properties in New York’s Hudson Valley.

Melinda L. Koster, 40

Ms. Koster was elected as a director of the Company on March 12, 2024. She has been appointed to the Audit Committee, the Investment Advisory Committee, the Compensation Committee and the Governance and Nominating Committee of the Board.

Ms. Koster is an attorney and a member of the New York bar. She graduated summa cum laude from Pomona College in 2006 and earned her law degree from Stanford Law School in 2012. From October 2015 to June 2024, Ms. Koster practiced law at Sanford Heisler Sharp McKnight, LLP, where she represented employees in employment discrimination, retaliation, and wage and hour matters. She served as a Partner at the firm beginning in January 2021. In 2024, Ms. Koster left the firm to explore other opportunities.

Prior to joining Sanford Heisler Sharp McKnight, Ms. Koster clerked for the Honorable Julio Fuentes of the United States Court of Appeals for the Third Circuit and the Honorable Esther Salas of the United States District Court for the District of New Jersey and served as a law fellow for Phillips & Cohen LLP.

During the course of her legal career, Ms. Koster has received a number of accolades. She was recognized by Super Lawyers as a New York Metro Rising Star and a New York Metro Super Lawyer, included in the Top 40 Under 40 Civil Plaintiff Trial Lawyers in New York list by the National Trial Lawyers, and was selected as a Woman Worth Watching in Leadership by Profiles in Diversity Journal.

Ms. Koster is the niece of Lloyd J. Shulman (Chairman of the Board of Directors and President, Chief Executive Officer, and Chief Operating Officer of J.W. Mays), and she is the great-granddaughter of the late Joe Weinstein (founder of the Company).

Dean L. Ryder, 78

Mr. Ryder was elected as a director of the Company in November, 1999. He has served as Chairman of the Audit Committee since July, 2021 and is also a member of the Executive Committee, the Investment Advisory Committee, the Compensation Committee and the Governance and Nominating Committee of the Board.

In addition to serving on the Company’s Board since 1999, Mr. Ryder serves on the Board of Directors of Putnam County National Bank. He also serves on the Boards of the New York State Bankers Association, the Old Rhinebeck Aerodrome, the American Heart Association, the Town of Kent Industrial Development Authority and Flightsafety International, Inc.

Mr. Ryder has worked in the banking industry for more than fifty years. Since 1994, he has been the President of Putnam County National Bank. His extensive experience in many varied aspects of the banking industry, as well as his experience in being President of a bank and serving on the board of directors of Putnam County National Bank, the Company’s Board and other organizations, has enabled him to be an important contributor to the Board’s decisionmaking processes, especially in banking and financial services matters. His understanding of various aspects of the lending business has proven invaluable in helping the Company with its banking and borrowing relationships.

Lloyd J. Shulman, 82

Mr. Shulman was elected as a director of the Company in November, 1977. Mr. Shulman has worked for the Company since 1965. Mr. Shulman has been the Chairman of the Board, Chief Executive Officer and President since November, 1996; Co-Chairman of the Board, Chief Executive Officer and President from June, 1995 to November, 1996; President and Chief Operating Officer from November, 1978 to June, 1995; and prior to 1978, Senior Vice President of J. W. Mays, Inc. Mr. Shulman is also a Trustee of the J. W. Mays, Inc. Retirement Plan and Trust. Mr. Shulman has extensive experience in leadership and real estate matters, and the operation of the Company, having worked for the Company and in the industry for more than fifty years. Mr. Shulman is an uncle of Melinda L. Koster who was elected as a director of the Company on March 12, 2024.

Director Gender and Race/Ethnic Diversity

We are committed to Board of Directors diversity and believe the Company’s policies and practices help to ensure a diversity of skills, experience, and tenure on the Board of Directors. This year, we added one new diverse director based on self-identified characteristics. The following table illustrates the diversity of our directors based on self-identified characteristics.

Board Diversity Disclosure

Total Number of Directors	7			7
	July 31, 2024			July 31, 2023
	Female	Male	Not Disclosed	Female	Male	Not Disclosed
Part I: Gender Identity
Directors	2	5	—	1	6	—

Part II: Demographic Background
White	2	5	—	1	6	—
Did not Disclose Demographic Background	—	—	—	—	—	—

Board of Directors Meetings and Committees

The Board of Directors of the Company holds regular quarterly meetings to review significant developments affecting the Company and to act on matters requiring Board approval. During fiscal 2024, the Board held four regular meetings. The Company has established various committees including an Executive Committee, an Audit Committee, an Investment Advisory Committee, a Compensation Committee, a Disclosure Committee and a Governance and Nominating Committee.

The Board has determined that all members of each of the Audit, Compensation, and Governance and Nominating Committees are independent as defined under NASDAQ listing standards and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each member of our Board of Directors who served during all or part of fiscal 2024 attended 75% or more of the aggregate of (i) the total number of Board of Directors meetings held during the period of such member’s service and (ii) the total number of meetings of committees on which such member served during the period of such member’s service. We encourage but do not require our directors to attend our annual meetings of stockholders. Six of the directors serving on our Board of Directors at the time of our 2023 annual meeting of shareholders attended the annual meeting.

Executive Committee

This Committee, during fiscal 2024, consisted of Lloyd J. Shulman (Chairman) and Dean L. Ryder. This Committee may exercise all the powers of the Board of Directors when it is not in session, except as otherwise provided in a resolution, by statute or the Company’s By-Laws. This Committee did not meet during fiscal 2024.

Audit Committee

This Committee, during fiscal 2024, consisted of the following “independent” non-employee members of the Board of Directors: Dean L. Ryder (Chairman), Robert L. Ecker, Steven Gurney-Goldman, John J. Pearl, until his death on January 29, 2024, and Melinda L. Koster beginning March 12, 2024. We have determined that each of Dean L. Ryder, and Robert L. Ecker qualify as an “audit committee financial expert” under applicable SEC and NASDAQ rules and regulations. The Company’s Board of Directors has approved an Audit Committee Charter.

The Audit Committee, which met four times during fiscal 2024, is responsible for such matters as recommending to the Board of Directors a firm of independent registered auditors to be retained for the ensuing year by the Company and its subsidiaries, reviewing the scope and results of annual audits, reviewing the auditors’ recommendations to management and the response of management to such recommendations, the internal audit reports, and the adequacy of financial and accounting control mechanisms employed by the Company. The Audit Committee also reviews and approves any non-audit related services rendered to the Company and its subsidiaries by the independent registered public accounting firm, including their fees. The Audit Committee is prepared to meet at any time upon request of the independent registered public accounting firm to review any special situation arising in relation to any of the foregoing subjects.

Investment Advisory Committee

The Investment Advisory Committee, during fiscal 2024, consisted of the entire Board of which Lloyd J. Shulman is Chairman. The Investment Advisory Committee meets as necessary on the call of the Chairman. The Investment Advisory Committee met once during fiscal 2024. The Investment Advisory Committee reviews and makes recommendations concerning the investment choices available with safety of principal, high yields and liquidity as the prime objectives.

Compensation Committee

The Compensation Committee, during fiscal 2024, consisted of Dean L. Ryder, Robert L. Ecker, John J. Pearl until his death on January 29, 2024, and Melinda L. Koster beginning March 12, 2024, all “independent” non-employee directors. The Compensation Committee recommends to the Board of Directors the establishment and modification of compensation plans and programs. It considers and recommends to the Board of Directors remuneration arrangements for the Chief Executive Officer, as well as the compensation for the other executive officers. The Compensation Committee met once during fiscal 2024.

Disclosure Committee

The Disclosure Committee was formed March 19, 2003 and consists of Mark S. Greenblatt (Director and former Vice President, Chief Financial Officer and Treasurer of the Company) and Ward N. Lyke, Jr. (Vice President, Chief Financial Officer and Treasurer effective January 1, 2024 and former Vice President and Assistant Treasurer prior to January 1, 2024). Through March 12, 2024, the date of his last meeting, the Disclosure Committee also included Lance D. Myers (Special Counsel). The Disclosure Committee reviews all financial reports and other required disclosures, assesses the materiality of information and ensures that internal controls are sufficient before the reports are submitted to the Audit Committee for final review prior to the filing with the SEC. The Disclosure Committee met four times during fiscal 2024. The Company’s Board of Directors has approved a Disclosure Committee Charter.

Governance and Nominating Committee

The Governance and Nominating Committee was formed October 12, 2004 and, during fiscal 2024, consisted of Dean L. Ryder, Robert L. Ecker, John J. Pearl until his death on January 29, 2024, and Melinda L. Koster beginning on March 12, 2024, all “independent” non-employee directors. The Governance and Nominating Committee will assist the Board of Directors in the selection of members of the Board of Directors. The Company’s Board of Directors has approved a Governance and Nominating Committee Charter.

The Governance and Nominating Committee met once during fiscal 2024, with the entire Board of Directors, to elect Ms. Melinda L. Koster to the Board of Directors, the Audit Committee, the Investment Advisory Committee, the Compensation Committee, and the Governance and Nominating Committee to fill the vacancies caused by the death of John J. Pearl on January 29, 2024.

Securities Hedging

The Company has not adopted any practices or policies regarding the ability of employees (including officers) or directors of the Company, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.

COMPENSATION

Overview

The Compensation Committee of the Board of Directors is responsible for developing and determining the Company’s compensation policies and administering the Company’s compensation plans. Additionally, the Compensation Committee determines the compensation to be paid to the principal executive officer and the principal financial officer of the Company as well as other key employees (such executives who served during the fiscal year ended July 31, 2024 are hereinafter referred to as “named executive officers”).

Compensation Philosophy and Objectives

The Compensation Committee considers the ultimate objective of the compensation program to be in the creation of shareholder value. An effective compensation program pursues this objective by (i) aligning each executive officer’s interests with those of shareholders by rewarding each executive officer based on the Company’s performance and (ii) insuring the Company’s continued ability to hire and retain superior employees in key positions by insuring that compensation provided to such employees remains competitive with the compensation paid to employees with similar responsibilities and experience working for companies of comparable size, capitalization, and complexity.

Say-on-Pay and Say-on-Frequency Votes

The Compensation Committee has reviewed the advisory votes taken at the 2023 Annual Meeting of Shareholders. The Compensation Committee has taken these votes under advisement. We are again providing our shareholders with the opportunity to provide an advisory vote on Proposal 4 and 5 on the accompanying proxy card provided with this Proxy Statement.

Determination of Compensation Awards

The Compensation Committee has the primary authority to determine the compensation awards available to the named executive officers other than the Company’s Chief Executive Officer (with respect to whom it has sole authority). To assist the Compensation Committee in making such determinations, the Chief Executive Officer conducts an annual performance review with each of the named executive officers other than himself in which each such officer provides the Chief Executive Officer with input about his or her contributions to the Company’s business during the given fiscal year. Subsequently, the Chief Executive Officer provides compensation recommendations to the Compensation Committee regarding each of such officers.

The Compensation Committee conducts an annual review of the Chief Executive Officer’s performance prior to making its determination. During this review, the Compensation Committee considers the Company’s performance in the following categories: the performance of the common stock, the achievement of agreed upon objectives such as increased rental revenues, and other business performance improvements.

The Company’s management reviews the compensation of all salaried employees on an annual basis, taking into consideration job responsibility, performance and the Company’s success. The day-to-day design and administration of health, welfare and paid time-off plans and policies to all employees, other than those employees covered under a collective bargaining agreement, are handled by the Company’s management.

The Company does not believe that there are any risks arising from its compensation policies and practices for its employees that are likely to have a material adverse effect on the Company.

Base Salary

Salary levels for the Company’s executive officers are established principally on the basis of the executive’s position. In each case, consideration is given both to the personal factors such as the individual’s record and the responsibility associated with the position, and the prevailing conditions in the geographic area where the executive’s services are performed.

The Compensation Committee recognizes the changing real estate market but believes executive officers’ base salaries, as approved by the Board of Directors, are at or below competitive base salary levels.

The Compensation Committee in determining future base salary increases, will consider the Company’s performance under existing conditions and competitive conditions in the labor market.

The Company has no incentive compensation programs or stock option plans.

Retirement Plan

The Board of Directors adopted The J. W. Mays, Inc. Retirement Plan and Trust (“Plan”) effective August 1, 1991. The Board of Directors believes that the Plan will strengthen the ability of the Company to attract and retain employees (exclusive of those employees covered by a collective bargaining agreement) and increase such individuals’ motivation to contribute to the Company’s future success.

The Company’s contribution to the Plan is an amount equal to 15% of each participant’s compensation subject to a compensation limit of $345,000, plus 5.7% of each participant’s compensation in excess of the contribution and benefit base in effect under Section 230 of the Social Security Act for each year.

Other Benefits

The Company provides the named executive officers with medical insurance, life insurance and disability benefits that are generally made available to the Company’s employees to ensure that the Company’s employees have access to basic healthcare and income protection for themselves and their family members.

SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to compensation earned by the named executive officers for the fiscal years ended July 31, 2024 and 2023:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lloyd J. Shulman	2024	404,368	—	—	—	—	59,179	—	463,547
Chairman of the Board, Chief Executive Officer and President	2023	404,107	—	—	—	—	54,756	—	458,863
Mark S. Greenblatt	2024	252,747	25,000	—	—	—	50,461	—	328,208
Director, Vice President, Chief Financial Officer and Treasurer (A)	2023	407,114	25,000	—	—	—	54,756	—	486,870
Ward N. Lyke, Jr.	2024	296,522	22,000	—	—	—	57,507	—	376,029
Vice President, Chief Financial Officer (A)	2023	273,550	22,000	—	—	—	52,583	—	348,133
George Silva	2024	328,368	29,000	—	—	—	59,179	—	416,547
Vice President - Operations	2023	318,874	29,000	—	—	—	54,756	—	402,630

(A)	Effective January 1, 2024, Ward N. Lyke, Jr. became Chief Financial Officer replacing Mark S. Greenblatt who retired from that position on December 31, 2023. Prior to January 1, 2024, Mr. Lyke served as Vice President and Assistant Treasurer.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the compensation committee view the link between the Company’s performance and its named executive officer (“NEOs”) pay.

The table below presents information on the compensation of our principal executive officer (“PEO”) and our other NEOs in comparison to certain performance metrics for the fiscal years ended July 31, 2024, 2023, and 2022. The metrics are not those that the compensation committee uses when setting executive compensation. The use of the term “compensation actually paid” (“CAP”) is required and defined by the SEC’s rules. For the Company, CAP is calculated the same as total compensation.
Fiscal Year	Summary Compensation Table Total for PEO(1)(2)	Compensation Actually Paid to PEO(3)	Average Summary Compensation Table Total for Non-PEO NEOs(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Returns(5)	Company Net Loss for the Year(6)
2024	$463,547	$463,547	$463,773	$463,773	$98.52	$(406,568)
2023	$458,863	$458,863	$412,544	$412,544	$119.39	$(82,964)
2022	$445,468	$445,468	$397,080	$397,080	$115.74	$(712,371)

(1)	In 2024, 2023, and 2022, Lloyd J. Shulman, Chief Executive Officer and President, was the Principal Executive Officer (“PEO”). The remaining NEOs consisted of Mark S. Greenblatt, Ward N. Lyke, Jr., and George Silva, Vice President - Operations. See (A) above in the Summary Compensation Table.
(2)	Reported pay based on total compensation reported in the Summary Compensation Table.
(3)	Represents the amount of “compensation actually paid” to the PEO, as computed in accordance with SEC rules. For the Company, CAP is calculated the same as total compensation.
(4)	Represents the average amount of “compensation actually paid” to the NEOs as a group as computed in accordance with SEC rules. For the Company, CAP is calculated the same as total compensation. See (A) above in the Summary Compensation Table.
(5)	Cumulative Total Shareholder Return (“TSR”) is calculated as required under Item 201(e) of Regulation S-K by dividing the sum of the cumulative amount of dividends for the measurement period (of which the Company did not declare dividends during any of the years presented), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period, by the share price at the beginning of the measurement period. The beginning of the measurement period for 2024 is July 31, 2022. The beginning of the measurement period for 2023 and 2022 is July 31, 2021, the initial base year.
(6)	Represents the amount of net income (loss) as reported in the Company’s audited financial statements for the applicable year.

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table on CAP and each TSR and net income (loss). The compensation actually paid to our PEO and the average amount of compensation actually paid to our NEOs during the periods presented are positively or negatively correlated, the extent of which depends on each TSR and net loss.

As illustrated in the above table, for fiscal year ended July 31, 2024, the summary compensation table total for our PEO and average summary compensation table for our non-PEO NEOs were $463,547 and $463,773, respectively, and the same for amounts actually paid to our PEO and average amounts actually paid to our non-PEO NEOs based on CAP. During such period, the cumulative TSR of our common stock for an initial fixed $100 investment was $98.52.

As illustrated in the above table, for fiscal year ended July 31, 2023, the summary compensation table total for our PEO and average summary compensation table for our non-PEO NEOs were $458,863 and $412,544, respectively, and the same for amounts actually paid to our PEO and average amounts actually paid to our non-PEO NEOs based on CAP. During such period, the cumulative TSR of our common stock for an initial fixed $100 investment was $119.39.

In 2024 the Company’s net loss increased to $(406,568) from $(82,964) primarily due to a decrease in rental income; partially offset by a decrease in real estate operating expenses, a decrease in interest expense, net of capitalized interest, and a realized gain on the sale of marketable securities.

We generally do not utilize TSR and net loss in our executive compensation program.

EMPLOYMENT CONTRACTS AND SEVERANCE AGREEMENTS

Each of the above executives received a three-year employment agreement, subject to earlier termination, which became effective August 1, 2005. The employment contracts were extended every three years and most recently on August 2023 for an additional three-year period. Effective January 1, 2024, Ward N. Lyke, Jr. became Chief Financial Officer replacing Mark S. Greenblatt who retired from that position on December 31, 2023. Prior to January 1, 2024, Mr. Lyke served as Vice President and Assistant Treasurer. The base annual salary during the first year of the most recently extended period is as follows: Lloyd J. Shulman $410,000; Mark S. Greenblatt $410,000, Ward N. Lyke, Jr. $278,000; George Silva $324,000. Each executive is entitled to increases and an annual bonus as determined by the Board of Directors. Each executive officer is restricted from competing with the Company, inducing any person employed by the Company to join a competitor, or using the confidential information in a manner adverse to the Company during his term of employment and for a period of 24 months following termination of his employment. The geographic scope of the restrictive covenant is a fifteen (15) mile radius of the then principal place of business of the Company. If an executive officer becomes permanently disabled (as defined in the employment agreement), compensation will continue to be through July 31, 2026, which is the end of the term of each employment agreement. Other than disability, there are no provisions in the employment agreements for severance payments following termination of employment.

COMPENSATION OF DIRECTORS

A director who is an employee of the Company is not compensated for services as a member of the Board of Directors or any committee thereof. The directors who were not employees receive (i) a cash retainer of $7,000 per quarter; (ii) a fee of $2,200 for each meeting of the Board of Directors; (iii) a fee of $1,200 for each Audit Committee meeting attended; and (iv) a fee of $600 for each Compensation Committee, each Executive Committee, each Governance and Nominating Committee and each Investment Advisory Committee meeting attended. The Audit Committee Chairman receives an additional $2,000 per Audit Committee meeting. Each non-employee director also receives an annual expense allowance of $500, payable $125 quarterly.

The following table sets forth information with respect to compensation earned by or awarded to each director of the Company who is not a named executive officer and who served on the Board of Directors during the fiscal year ended July 31, 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jennifer L. Caruso	37,900	—	—	—	—	—	37,900
Robert L. Ecker	43,300	—	—	—	—	—	43,300
Steven Gurney-Goldman	42,700	—	—	—	—	—	42,700
Mark S. Greenblatt (1)	18,650	—	—	—	—	56,000	74,650
Melinda L. Koster (2)	19,850	—	—	—	—	—	19,850
John J. Pearl (2)	22,250	—	—	—	—	—	22,250
Dean L. Ryder	51,300	—	—	—	—	—	51,300
(1)	Mr. Greenblatt retired as Vice President and Chief Financial Officer on December 31, 2023. Mr. Greenblatt’s total compensation as a director includes $56,000 received pursuant to the Consulting Agreement, dated as of January 1, 2024, between Mr. Greenblatt and the Company.
(2)	On March 12, 2024, the Board of Directors (the “Board”) of J. W. Mays, Inc. (the “Company”), elected Ms. Melinda Koster to the Board to fill the vacancy caused by the death of John Pearl on January 29, 2024.

POLICY FOR HIRING FORMER EMPLOYEES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has instituted a policy that it will not hire a chief executive officer, controller, chief financial officer, chief accounting officer, or any person serving in an equivalent position who was employed by its independent registered public accounting firm and participated in any capacity in the audit of the Company during the one-year period preceding the date of potential hiring.

REPORT OF THE AUDIT COMMITTEE

As required by the applicable regulations adopted by the SEC covering audit committees, the following matters have been complied with by the Audit Committee: The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with Prager Metis CPAs, LLC, the independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301 as such may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from Prager Metis CPAs, LLC, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), as amended and adopted by the PCAOB Rule 3200T, Communication With Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures required by the PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and by applicable requirements of the Public Company Accounting Oversight Board, and has discussed with Prager Metis CPAs, LLC the independent registered public accounting firm’s independence from the Company and its management. Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K through incorporation by reference to the Company’s Annual Report to Shareholders for the fiscal year ended July 31, 2024.

The Company’s Audit Committee Charter is posted on the Company’s website in the section entitled Corporate Governance Disclosures.

Under the terms of its charter, the Audit Committee approves fees paid by the Company to the independent registered public accounting firm. For the fiscal years ended July 31, 2024 and 2023, Prager Metis CPAs, LLC fees for services rendered were as follows:

	Fiscal Year
	2024	2023
Audit fees	$180,000	$175,000
Audit related fees	12,800	12,500
Tax fees	45,000	45,000
All other fees	—	—
Total Fees	$237,800	$232,500

The Audit Committee of the Board of Directors has considered whether the non-audit services rendered by the independent registered public accounting firm are compatible with an auditor maintaining its independence. The Audit Committee has determined that the rendering of such services is compatible with Prager Metis CPAs, LLC maintaining its independence.

Audit Committee:

Dean L. Ryder, Chairman

Robert L. Ecker

Steven Gurney-Goldman

Melinda L. Koster – effective March 12, 2024

John J. Pearl – until his death on January 29, 2024

The materials referred to above under “Report of the Audit Committee” shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act, and shall not otherwise be deemed filed under such Acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to ratification by the shareholders, the Board of Directors of the Company, on the recommendation of the Audit Committee, has selected Prager Metis CPAs, LLC as the independent registered public accounting firm, to examine the financial statements of the Company and its subsidiaries for the fiscal year ending July 31, 2025. This firm first became the independent registered public accounting firm of the Company and its subsidiaries for the fiscal year ended July 31, 2020. Prager Metis CPAs, LLC has no direct or indirect financial interest in the Company.

If the selection of Prager Metis CPAs, LLC is not ratified by the shareholders, or if after ratification, that firm for any reason becomes unable or ineligible to serve, the selection of other independent auditors will be considered by the Audit Committee and the Board. Representatives of the independent registered public accounting firm are expected to be present at the annual meeting with the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) requires reporting companies to provide their shareholders with the opportunity to vote, in an advisory capacity, on the compensation of their named executive officers. This requirement is commonly known as a say-on-pay vote.

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers for the fiscal year ended July 31, 2024, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Shareholders are urged to read the Summary Compensation Table and other related compensation narrative disclosure that describe the compensation of our most highly-compensated executive officers in fiscal year 2024.

Shareholders will be asked to cast a vote to approve, on an advisory basis, our executive compensation program through the following resolution:

RESOLVED, that the shareholders of J.W. Mays, Inc. approve, on an advisory basis, the compensation of the named executive officers of J.W. Mays, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the Summary Compensation Table and the accompanying narrative disclosure, all as set forth in the J.W. Mays, Inc. 2024 annual Meeting proxy statement.

The “say on pay” vote is advisory only, meaning that it is non-binding on the Company. However, as a matter of good corporate governance and in compliance with Dodd-Frank, our Board and Executive Compensation Committee will carefully consider the voting results of this proposal in determining the future compensation of our named executive officers.

OUR BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In addition to the advisory approval of compensation for our named executive officers, we are asking shareholders to cast an advisory vote regarding the frequency of future executive compensation advisory votes. Shareholders may vote for a frequency of every one, two or three years, or may abstain. Dodd-Frank requires we hold this advisory vote on the frequency of future executive compensation advisory votes at least once every six years.

Accordingly, our Board is asking shareholders to vote, on a non-binding advisory basis, on the following resolution:

RESOLVED, that the shareholders recommend, in a non-binding vote, that the frequency with which the shareholders of the Company shall have an advisory vote on executive compensation is:

Choice 1—every one year;

Choice 2—every two years;

Choice 3—every three years; or

Choice 4—abstain from voting;

and that the option of once every one, two or three years that receives the highest number of votes cast will be considered to be the preferred frequency of the shareholders with which the Company is to hold future non-binding shareholder advisory votes on executive compensation.

Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Our Board will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, our Board may decide that it is in the best interests of our shareholders and the Company to hold the advisory vote to approve executive compensation more or less frequently.

We seek and are open to input from our shareholders regarding board and governance matters, as well as our executive compensation policies. We believe this outreach to shareholders, and our shareholders’ ability to contact us at any time to express specific views on executive compensation, hold us accountable to shareholders and reduce the need for and value of more frequent advisory votes on executive compensation.

You are being asked to choose one of four choices with respect to this proposal: a one, two or three year frequency, or shareholders may abstain from voting on the proposal. If no choice is made, your proxy will be voted for 1 year on Proposal 5.

Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future compensation decisions as it deems appropriate.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION WITH RESPECT TO
THIS PROPOSAL

RELATED PARTY TRANSACTIONS:

The Company has two operating leases with Weinstein Enterprises, Inc. (“Landlord”), an affiliated company, principally owned by the Chairman of the Board of Directors of both the Company and Landlord. One lease is for building, improvements, and land located at Jamaica Avenue at 169th Street, Jamaica, New York. Another lease is for premises located at 504-506 Fulton Street, Brooklyn, New York.

In April 2023, the Company exercised one of four five-year option periods with its Landlord to extend the Jamaica Avenue at 169th Street, Jamaica, New York property lease beyond May 31, 2030 for a total of five years through May 31, 2035. As of July 31, 2024, it is not reasonably certain the remaining three options to extend the lease from May 31, 2035 to May 31, 2050 will be exercised by the Company.

Rent payments and expense relating to these two operating leases with Landlord follow:

	Rent Payments Year Ended July 31		Rent Expense Year Ended July 31
Property	2024	2023	2024	2023
Jamaica Avenue at 169th Street	$625,000	$625,000	$1,150,682	$1,395,185
504-506 Fulton Street	362,250	362,250	381,195	381,195
Total	$987,250	$987,250	$1,531,877	$1,776,380

The following summarizes assets and liabilities related to these two leases:

	Right-Of-Use Assets July 31		Liabilities July 31
Property	2024	2023	2024	2023	Expiration Date
Jamaica Avenue at 169th Street	$10,600,247	$11,430,657	$4,905,360	$5,210,087	May 31, 2035
504-506 Fulton Street	2,167,727	2,431,554	2,311,539	2,556,421	April 30, 2031
Total	$12,767,974	$13,862,211	$7,216,899	$7,766,508

Upon termination of the Jamaica, New York lease, currently in 2035, all premises included in operating lease right-of-use assets plus leasehold improvements will be turned over to the Landlord.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely on a review of such forms filed with the SEC, the Company believes that during the fiscal year ended July 31, 2024, all Section 16(a) filings applicable to the Company’s executive officers, directors and 10% beneficial owners were timely made, except that: (1) a Form 3, no transactions, was filed late by Melinda L. Koster; (2) a Form 3, no transactions, was filed late by Mark S. Greenblatt; (3) a Form 3, no transactions and no beneficial ownership, was filed late by Jennifer L. Caruso; (4) a Form 3, no transactions and no beneficial ownership, was filed late by Robert L. Ecker; and (5) a Form 3, no transactions and no beneficial ownership, was filed late by Dean L. Ryder. Ms. Koster’s beneficial ownership reported on the late Form 3 includes shares beneficially owned prior to joining our Board and her beneficial ownership remains the same as of the date of this proxy. Mr. Greenblatt’s beneficial ownership reported on the late Form 3 includes shares beneficially owned prior to becoming an officer or director of the Company and his beneficial ownership remains the same as of the date of this proxy. As of the date of this proxy, Ms. Caruso, Mr. Ecker, and Mr. Ryder do not beneficially own, or have ever owned, any shares of the Company’s common stock.

BACKGROUND

The Company discontinued the retail department store segment of its operations on January 3, 1989. The Company has continued its real estate operations, including but not limited to the sale/purchase and/or lease of properties, as conducted prior to the discontinuance of its retail department store segment.

OTHER INFORMATION

The Board of Directors is not aware, at the date hereof, of any other matter to be presented which is a proper subject for action by the shareholders at the meeting. If any other matter comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote thereon at their discretion.

METHOD AND COST OF SOLICITATION OF PROXIES

The Company will pay the cost of soliciting proxies. In addition to solicitation by mail, employees of the Company may request the return of proxies personally, by telephone or other electronic means if proxies are not received promptly and may request brokerage houses and custodians, nominees and fiduciaries to forward soliciting material to their principals, and the Company will reimburse them, on request, for their reasonable out-of-pocket expenses.

DEADLINE FOR SHAREHOLDER PROPOSALS FOR THE YEAR 2025 ANNUAL MEETING
OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the Annual Meeting of Shareholders for 2024 must be received at the Company’s executive offices for inclusion in its Proxy Statement and form of proxy relating to that meeting no later than the close of business June 23, 2025. Shareholders that intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company no later than September 27, 2025, unless the date of the 2025 Annual Meeting has changed by more than 30 days from November 26, 2025, which is the one-year anniversary of the 2024 Annual Meeting of Shareholders, in which case such notice must be provided by the later of 60 days prior to the 2025 Annual Meeting of Shareholders date or the tenth day following the public announcement of 2025 Annual Meeting of Shareholders date by the Company.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested parties desiring to communicate with the Board of Directors regarding the Company may directly contact such directors by delivering such correspondence to such directors, or the entire Board, in care of the Corporate Secretary at J.W. Mays, Inc., 9 Bond Street, Brooklyn, New York 11201.

ANNUAL REPORT

The Company’s Annual Report to Shareholders for the fiscal year ended July 31, 2024, which is not a part of this Proxy Statement and is not proxy soliciting material, accompanies this Proxy Statement.

Copies of the Notice of Meeting, Proxy Statement, Proxy Card and Annual Report to Shareholders are available at: http://www.astproxyportal.com/ast/03443

By order of the Board of Directors,

Salvatore Cappuzzo
Secretary

Dated: Brooklyn, New York
October 28, 2024

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ANNUAL MEETING OF SHAREHOLDERS OF

J. W. MAYS, INC.

November 26, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card
are available at http://www.astproxyportal.com/ast/03443/

Please mark, sign, date and
mail your proxy card in the
envelope provided as soon
as possible.

 Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS,
“FOR” PROPOSALS 2, 3 AND 4 AND FOR “1 YEAR” ON PROPOSAL 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	Jennifer L. Caruso Robert L Ecker Mark S. Greenblatt Steven Gurney-Goldman Melinda L. Koster Dean L. Ryder Lloyd J. Shulman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐
		FOR	AGAINST	ABSTAIN
2.	Proposal to fix the number of directors to be elected at seven.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
3.	To ratify the appointment of Prager Metis CPAs, LLC, as the Company’s independent auditors for the Company’s fiscal year ending July 31, 2025.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	Adoption, on an advisory basis, of a resolution approving the compensation of the Company's named executive officers.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5.	Adoption, on an advisory basis, of a proposal on the frequency of future executive compensation advisory votes. ☐	☐	☐	☐

6.	In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE BELOW AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

J. W. MAYS, INC.

PROXY
ANNUAL MEETING OF SHAREHOLDERS - NOVEMBER 26, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of J. W. MAYS, INC. (the “Company”) to be held November 26, 2024 at 10:00 A.M., New York time, at the offices of the Company, 9 Bond Street, Brooklyn, New York and the related proxy statement; (b) appoints LLOYD J. SHULMAN and WARD N. LYKE, JR. and each of them, attorneys and proxies, with full power of substitution in each, for and on behalf of the undersigned, to vote at the Annual Meeting of Shareholders of J. W. MAYS, INC. to be held November 26, 2024 (including any adjournment thereof) the number of shares of common stock that the undersigned is entitled to vote and with all powers the undersigned would possess if personally present, as specified with respect to the matters described in the accompanying Proxy Statement dated October 21, 2024 and upon such other matters as may properly come before such meeting; and (c) revokes any proxies previously given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR, FOR PROPOSALS 2, 3 AND 4 AND FOR 1 YEAR ON PROPOSAL 5. THE PROXIES WILL USE THEIR DISCRETION WITH REGARD TO ANY MATTER REFERRED TO IN ITEM 6 ON THE REVERSE SIDE.

(Continued and to be marked, signed, and dated on the reverse side)